UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Quality Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Press Release	Source: Quality Systems, Inc.

QUALITY SYSTEMS, INC. NAMES STEVEN T. PLOCHOCKI PRESIDENT AND CHIEF EXECUTIVE OFFICER

Veteran Healthcare Executive Brings Extensive Industry Experience and Knowledge of Quality Systems to His New Post

IRVINE, Calif – August 12, 2008 – Quality Systems, Inc. (NASDAQ: QSII) today announced it has appointed Steven T. Plochocki as President and Chief Executive Officer of the company effective August 16, 2008.  In addition to his distinguished career in the healthcare sector, Mr. Plochocki has served on the Board of Directors of Quality Systems since 2004, giving him insight into the company, its operations and its growth strategy.  As a member of Quality Systems' management team, Mr. Plochocki will be a non-independent director and accordingly has resigned from the company's Audit Committee, Compensation Committee and the Independent Directors’ Compensation Committee. Mr. Plochocki replaces Louis Silverman, who announced in June his intention to step down as CEO.

Mr. Plochocki, 56, has worked in the healthcare industry virtually his entire professional career and served as CEO of four companies, two of which were publicly traded. Mr. Plochocki has a proven history of guiding small and mid-market companies through a variety of economic cycles while building value for their shareholders. He most recently served as Chairman and CEO of Omniflight Helicopters, Inc., the second-largest air medical services provider in the country, where he oversaw a restructuring of the company’s operations and achieved 20% EBITDA margins that ranked among the sector’s best. He also has significant experience working within healthcare product and service companies, having run operations at a $50 million healthcare billing company, Centratex, as well as at Apria Healthcare, the nation’s largest home healthcare company and at Apria’s predecessor, Abbey Healthcare Group, a $450 million home healthcare company which merged with Homedco Group to form Apria. During his tenure at InSight Health Services Corp., the nation’s largest provider of diagnostic imaging services, the company doubled in size and its share price increased by nearly 250%.

“I am thrilled to be joining Quality Systems in this new capacity, particularly after having spent the last four years watching this company successfully execute on its strategic vision and grow into the market leader,” said Mr. Plochocki. “Quality Systems has established considerable momentum and I believe this company has the vision and a solid strategic plan to continue providing attractive returns to our shareholders while providing the industry’s finest management and electronic records products and services. I look forward to partnering with NextGen’s Patrick Cline and QSI’s Donn Neufeld in this effort and am eager to get started.”

Sheldon Razin, Chairman of the Board of Quality Systems, said, “Steve brings considerable experience and leadership to this company and is well-qualified to guide Quality Systems through the next chapter of its growth.  As a Board member, he has offered insightful perspective about the industry and has been an engaged, committed member of our team.  Steve understands our company, believes in its potential and possesses the ideal balance of management expertise and sector experience to take this company to new heights.”

Patrick Cline, President of the company’s NextGen Healthcare subsidiary, said “I look forward to working with Steve to take the company to its next level of growth.  We both share a common belief in this company’s potential to continue to capitalize on our strong position in this dynamic and rapidly growing market.”

Mr. Plochocki has received numerous industry accolades, including being the only executive to win two national American Business Awards for best business turnarounds. He also received the Ernst & Young Entrepreneur of The Year award in the health services category in 2002. He holds an M.B.A. from Central Michigan University and currently lives in Orange County, CA.

About Quality Systems, Inc.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity and other applications and services for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

Statements made in this release, the proxy statements filed with the Securities and Exchange Commission (“Commission”), communications to shareholders, press releases and oral statements made by our representatives that are not historical in nature, or that state our or management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2008, as well as factors discussed elsewhere in this and other reports and documents we file with the Commission. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2008, as well as in our other public disclosures and filings with the Commission.

On August 4, 2008, Quality Systems filed its definitive proxy statement and began the process of mailing its definitive proxy statement, together with a WHITE proxy card. Shareholders are strongly advised to read Quality System’s proxy statement as it contains important information. Shareholders may obtain an additional copy of Quality System’s definitive proxy statement and any other documents filed by Quality Systems with the Commission for free at the Internet website maintained by the Commission at www.sec.gov. Copies of Quality Systems proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at qualitysystems@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Quality System's shareholders is available in Quality System's definitive proxy statement filed with the Commission on August 4, 2008.

Contact:
Quality Systems, Inc.
Paul Holt, CFO
949-255-2600
www.qsii.com
or
CCG Investor Relations
Sean Collins, Senior Partner
310-477-9800
www.ccgir.com